17


                                TABLE OF CONTENTS

1.
    Definitions.  ........................................................1
    1.1.  Assignment of
          Leases.  .........................................1
    1.2.  Assignment of Service
          Contracts.  ..............................1
    1.3.  Bill of
          Sale.  .................................................1
    1.4.
          Closing.  ......................................................1
    1.5.  Closing
          Date.  .................................................1
    1.6.  Contract
          Period.  ..............................................1
    1.7.
          Deed.  .........................................................1
    1.8.  Hazardous
          Material.  ...........................................1
    1.9.
          Improvements.  .................................................2
    1.10.
          Land.  ........................................................2
    1.11.
          Leases.  ......................................................2
    1.12.  Permitted
          Exceptions.  ........................................2
    1.13.  Personal
          Property.  ...........................................2
    1.14.
          Project.  .....................................................2
    1.15.  Purchase
          Price.  ..............................................2
    1.16.  Schedule of
          Leases.  ..........................................2
    1.17.  Service
          Contracts.  ...........................................3
    1.18.
          Survey.  ......................................................3
    1.19.
          Tenant.  ......................................................3
    1.20.  Tenant
          Estoppel.  .............................................3
    1.21.  Title
          Insurer.  ...............................................3
    1.22.  Title
          Policy.  ................................................3
    1.23.  Title
          Report.  ................................................3

2.  Purchase and
    Sale.  ..................................................3

3.  Purchase Price; Payment
    Thereof.  ....................................3

4.  Closing Date;
    Closing.  ..............................................4
    4.1.  Closing
          Date.  .................................................4
    4.2.
          Closing.  ......................................................4

5.  Adjustments and Prorations; Closing
    Expenses.  .......................5
    5.1.  Adjustments and
          Prorations.  ...................................5
    5.2.  Closing
          Expenses.  .............................................6

6.
    Covenants.  ..........................................................6
    6.1.  Covenants of
          Seller.  ..........................................6
    6.2.  Covenants of
          Buyer.  ...........................................7
    6.3.  Earn
          Out.  .....................................................8

7.  Representations and Warranties of
    Seller.  ...........................9

8.  Environmental
    Conditions..............................................11

9.  Representations and Warranties of
    Buyer.  ............................12

10.  Damage or
    Destruction.  .............................................12

11.  Eminent
    Domain.  ....................................................12

12.  Conditions to
    Closing.  .............................................13
    12.1.  Buyer's
          Conditions.  ..........................................13
    12.2.  Seller's
          Conditions.  .........................................13

13.
    Brokerage.  .........................................................13

14.
    Notices.  ...........................................................13

15.
    Counterparts.  ......................................................14

16.  Governing
    Law.  .....................................................15

17.  Entire
    Agreement.  ..................................................15

18.  Attorneys'
    Fees.  ...................................................15

19.  Titles and
    Headings.  ...............................................15

20.  Non-Waiver of
    Rights.  ..............................................15

21.
    Exhibits.  ..........................................................15

22.  Pronouns; Joint and Several
    Liability.  .............................15

23.  Further
    Assurances.  ................................................15

24.  No
    Assignment.  .....................................................16

25.  Time of
    Essence.  ...................................................16

26.  Radon
    Gas.  .........................................................16


      EXHIBITS

Exhibit A    Assignment of Leases
Exhibit B    Assignment of Service Contracts
Exhibit C    Bill of Sale
Exhibit D    Land
Exhibit E    Permitted Exceptions
Exhibit F    Personal Property
Exhibit G    Schedule of Leases
Exhibit H    Service Contracts
Exhibit I    Tenant Estoppel
Exhibit J    Project Documents
Exhibit K    Leasing Parameters
Exhibit L    Notices of Violation

                                    AGREEMENT
                                       OF
                                PURCHASE AND SALE
                 WELLINGTON TOWN SQUARE, WELLINGTON, FLORIDA


      AGREEMENT OF PURCHASE AND SALE ("Agreement") made as of the 10th day of December, l996, by and between C. M. WELLINGTON TOWN SQUARE LIMITED PARTNERSHIP, an Illinois limited partnership the general partner of which is
C. M. General, Inc., a Delaware corporation ("Seller") and RRC ACQUISITIONS, INC., a Florida corporation ("Buyer").

                              W I T N E S S E T H :


      |1.  Definitions.

      For purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

            1.1.  Assignment of Leases.

            An assignment of the Leases, executed and acknowledged by Seller in favor of Buyer, in the form of Exhibit A.

            1.2.  Assignment of Service Contracts.

            An assignment of the Service Contracts, executed and acknowledged by Seller in favor of Buyer, in the form of Exhibit B.

            1.3.  Bill of Sale.

            A good and sufficient bill of sale with respect to the Personal Property, executed by Seller in favor of Buyer, in the form of Exhibit C.

            1.4.  Closing.

            The accomplishment (or waiver by the party in whose favor each such activity runs) of each and every one of the activities described in
      Section 4.2 below.

            1.5.  Closing Date.

            The date on which the Closing occurs.

            1.6.  Contract Period.

            The period commencing upon the execution by both Buyer and Seller of this Agreement and ending upon the first to occur of the Closing or the termination of this Agreement.

            1.7.  Deed.

            A special warranty deed, executed and acknowledged by Seller in favor of Buyer.

            1.8.  Hazardous Material.

            Any substance:

            (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

            (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery act (42 U.S.C. section 6901 et seq.); or

            (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Florida or any political subdivision thereof.

            1.9.  Improvements.



            All buildings, structures, parking lots, walks, and walkways and all fixtures and equipment (including without limitation all plumbing, electrical, heating, air conditioning and ventilating lines and systems and boilers) and each and every other type of physical improvement located at, on or affixed to the Land to the full extent such items constitute or are or can or may be construed as realty under the laws of the state of Florida.

            |1.10.  Land.

            All that certain land particularly described in Exhibit D, together with all appurtenances thereto (including an easement for ingress and egress over the private road known as "Club Road" along the westerly line of the Land), including without limitation any land lying in the bed of any street, road or avenue, open or proposed, in front of, within or adjoining or adjacent to the land described in Exhibit D.

            1.11.  Leases.

            The leases described in the Schedule of Leases, and all amendments and modifications thereof.

            1.12.  Permitted Exceptions.

            Those certain matters constituting exceptions to and/or encumbrances against the Land and Improvements, which matters are enumerated in Exhibit E , and such other matters as may be approved by Buyer pursuant to the terms of this Agreement.

            1.13.  Personal Property.

            All tools, equipment, supplies, inventory, fixtures and equipment not deemed or constituting realty, furniture, furnishings and all other items of personal property owned by Seller and used at, on or in connection with the Project, including without limitation all items enumerated in Exhibit F.

            1.14.  Project.

            The Land, the Improvements and the Personal Property, collectively.

            1.15.  Purchase Price.

            The aggregate consideration, specified in Section 3 below, to be paid by Buyer for the Project.

            1.16.  Schedule of Leases.

            Exhibit G hereto, which shall be updated by Seller immediately prior to the Closing.

            1.17.  Service Contracts.

            Those agreements and arrangements entered into by or on behalf of Seller pursuant to which goods, services, supplies or any other items whatever are furnished or to be furnished to the Project, set forth on Exhibit H hereto.

            1.18.  Survey.

            A plot of the results of an instrument survey of the Land made by a surveyor or civil engineer duly licensed in the jurisdiction in which the Project is located, dated not earlier than the date of this Agreement and certified to Buyer and to the Title Insurer in a manner which will permit the issuance of the Title Policy and in form and substance otherwise satisfactory to Buyer and the Title Insurer.

            1.19.  Tenant.

            The holder of any right to occupy or use all or any part of the Project pursuant to a Lease.

            1.20.  Tenant Estoppel.

            A certification substantially in the form of Exhibit I attached hereto, executed by a Tenant.

            1.21.  Title Insurer.

            Chicago Title Insurance Company, whose address is Suite 1000, SunTrust Building, 200 W. Forsythe Street, Jacksonville, FL 32202

            1.22.  Title Policy.

            A most current form ALTA owner's policy of title insurance, or local equivalent, dated the Closing Date and with liability in the amount of the Purchase Price, insuring Buyer as owner of good, marketable and indefeasible fee title to the Land and Improvements, subject only to the Permitted Exceptions.

            1.23.  Title Report.

            A certificate of title or title report issued by the Title Insurer to Buyer, which must disclose Seller as owner of fee simple interest in the Land and Improvements and shall disclose, and shall have attached to it copies of all documents underlying, all exceptions to title and all encumbrances on and other matters of record affecting the Land and Improvements.


      |2.  Purchase and Sale.

      In consideration of the Purchase Price and subject to and in accordance with all terms and conditions and based upon all representations and warranties set forth in this Agreement, Buyer agrees to Purchase from Seller, and Seller agrees to sell Buyer, the Project.


      |3.  Purchase Price; Payment Thereof.

      The Purchase Price is Eight Million Seven Hundred Thousand Dollars ($8,700,000.00), subject to prorations and adjustments as described in Section
5.1 below, and is payable by Buyer to Seller as follows:

            (a) The sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Deposit") is payable by Buyer to Seller within two (2) business days following the execution by all parties of this Agreement, by wire or other mutually agreeable transfer of immediately available funds. The Deposit shall be held in escrow by the Title Insurer or another escrow agent mutually acceptable to the parties hereto, pursuant to escrow instructions reasonably acceptable to Buyer, Seller and the escrow agent. The Deposit, together with all accrued interest thereon (which shall be for Buyer's account) shall be paid (i) to Seller, at the Closing as a portion of the Purchase Price; (ii) to Seller, if the Closing does not occur as a result of Buyer's default hereunder, (iii) to Buyer, if the Closing does not occur as a result of Seller's default hereunder or (iv) otherwise as expressly provided in this Agreement.

            (c) The balance of the Purchase Price is payable by Buyer to Seller at the Closing by wire or other mutually agreeable transfer of immediately available funds.


      4.  Closing Date; Closing.



            4.1.  Closing Date.

            The Closing Date shall be December 10, 1996 or such earlier or later date as may be agreed upon in writing by Buyer and Seller, but in no event later than December 31, 1996.

            |4.2.  Closing.

            The Closing shall take place at 10:00 a.m. on the Closing Date, at the offices of the Title Insurer. At the Closing, the following actions shall be taken, all of which will be deemed taken simultaneously and no one of which will be deemed completed until all have been completed:

            (a) The Deed and such easements as Seller shall be required hereunder to obtain shall be delivered to Buyer.

            (b) The balance of the Purchase Price shall be paid to Seller in accordance with Section 3.

            (c)   The Assignment of Leases shall be delivered to Buyer.

            (d)   The Bill of Sale shall be delivered to Buyer.

            (e)   The Title Policy shall be delivered to Buyer.

            (f) The Assignment of Service Contracts shall be delivered to Buyer.

            (h) The original lessor/landlord counterparts (or, if originals are not in Seller's possession, copies thereof) of all Leases shall be delivered to Buyer.

            (i) Tenant Estoppels, each dated not earlier than thirty (30) days prior to the Closing Date, from the Publix, Eckerd Drugs, Great Western Bank and at least 75% of the remaining occupied square footage of the Project shall be delivered to Buyer.

            (j) Seller shall deliver to Buyer and the Title Insurer: (i) a certified copy of Seller's certificate of limited partnership issued by the State of Illinois; (ii) a long form good standing certificate of C. M. General, Inc. issued by the State of Delaware; (iii) a certificate of registration of Seller as a foreign limited partnership in Florida issued by the State of Florida; and (iv) a certificate to the effect that Seller's general partner is qualified to do business in Florida, issued by the State of Florida, each dated not earlier than thirty (30) days prior to the Closing Date.

            (k) An affidavit of Seller to the effect that Seller is not a "foreign person" for purposes of FIRPTA shall be delivered to Buyer.

            (l) Any and all documents, affidavits and agreements reasonably required by the Title Insurer to issue the Title Policy shall be delivered by Seller to the Title Insurer.

            (m) An audit representation letter, signed by Seller or the property manager, substantially in the form specified by KMPG Peat Marwick and previously furnished to Seller, shall be delivered to Buyer.


      |5.  Adjustments and Prorations; Closing Expenses.



            5.1.  Adjustments and Prorations.

            The following items are to be apportioned between Buyer and Seller as of 11:59 p.m. of the day next preceding the Closing Date (it being understood and agreed that Buyer and Seller shall endeavor to compute all closing adjustments at least five (5) business days prior to the Closing Date, and Seller, by such time, shall supply satisfactory documentary supporting evidence for all such adjustments):

            (a) Rents and charges actually received from Tenants for the month in which the Closing occurs, which rents and charges include, but are not limited to, basic rents, percentage rents and escalation payments for taxes, utilities and operating expenses. Percentage rents and escalation payments allocable to periods prior to the Closing and not fully adjusted at Closing shall be prorated promptly after such rents and charges are paid by Tenants. If at the time of Closing there are past due rents or charges owed by Tenants and Seller is entitled to all or part of the same, then the rents received from and after the closing shall, to the extent designated by tenants as attributable to rents or additional rent accruing prior to the Closing, be applied to Seller's account and to the extent undesignated, be applied to the first monies due under such Lease following Closing. Buyer will make reasonable efforts, without suit, to collect any past due rents and charges for the account of Seller and any such rents and charges received by Buyer for the account of Seller shall upon receipt, be promptly remitted by Buyer to Seller. Any past due rents and charges not so collected by Buyer within the period of ninety (90) days following the Closing shall remain the property of Seller who may pursue such remedies (not including termination of the particular Lease) for collection thereof, for its own account, as it may deem advisable and available to it. All prepaid rents and charges for the period following the Closing and all security or other deposits of Tenants held by Seller shall be paid over by Seller to Buyer. Seller agrees to and does hereby indemnify and hold Buyer harmless against any liability or expense incurred by Buyer in respect of any Tenant security deposit (and interest thereon, if required by law) collected by Seller and not paid (or credited) to Buyer at the Closing. This provision shall survive the Closing.

            (b) Real and personal property taxes and assessments for the tax year in which the Closing occurs, based upon the lowest amount payable under applicable bills taking into account all discounts for early payment. In the event a final tax bill is not available for such year at the Closing, the required proration shall be made on the basis of the most recent available final tax bill and a further proration shall be made between the parties when the final tax bill for the tax year in which the Closing occurs becomes available. This provision shall survive the Closing.

            (c) Fees and charges under such of the Service Contracts as are being assigned to and assumed by Buyer at the Closing, on the basis of the periods to which such Service Contracts relate.

            (d) Utility charges, including water, sewer, electricity and gas, vault taxes and maintenance charges, if any, for sewers. In conjunction with such prorations, Seller will notify, or cause to be notified, all utilities servicing the Project of the change in ownership and direct that all future billings be made to Buyer at the address of the Project with no interruption of service. Seller shall use its best efforts to procure final meter readings for all utilities as of the Closing Date and to have bills rendered directly to Seller.

            5.2.  Closing Expenses.

            The following closing expenses shall be paid by Seller: (a) fees and expenses in connection with the preparation of the Survey, except as provided below; (b) any fees, costs and premiums incurred in connection with the prepayment of the existing mortgage encumbering the Project; (c) one half of any escrow fees and recording costs for recording the Deed and Assignment of Leases, and (d) any state, county and local transfer and/or documentary stamp taxes. The following closing expenses shall be paid by
      Buyer: (i) the premium for, and search fees and expenses incurred in connection with, the Title Policy; (ii) fees and expenses incurred in satisfying any special or extraordinary requirements of Buyer with respect to the Survey; and (iii) one half of any escrow fees recording costs for recording the Deed and Assignment of Leases. Each party shall pay the fees and expenses of its own legal counsel and other advisors and consultants, and Buyer shall pay any and all costs and expenses in connection with any financing by Buyer. All other expenses incurred in connection with the Closing shall be allocated between the parties in accordance with local custom.


      |6.  Covenants.

            6.1.  Covenants of Seller.

            Seller hereby covenants and agrees with Buyer as follows:

            (a) At all times during the Contract Period, Seller shall operate and manage the Project in the normal and ordinary course of business and in accordance with Seller's past practices, but Seller shall not, without the advance written consent of Buyer, (i) effect any change in any Lease or Service Contract, (ii) renew or extend the term of any Lease or Service Contract, (iii) enter into any new Lease or Service Contract or cancel or terminate any Lease or Service Contract (except as expressly provided herein). Buyer shall not unreasonably withhold or delay its consent to any new Lease proposed by Seller, and Buyer shall, at the Closing assume all liability for any brokerage commissions incurred in connection with any new Lease executed in accordance with the foregoing, and for any tenant improvement allowances and other concessions granted to the Tenant under any such new Lease. If Seller has paid any brokerage commissions or disbursed any tenant improvement allowances or similar concessions to Tenants in respect of such new Leases, Buyer shall reimburse such amounts to Seller at the Closing.

            (b) At all times during the Contract Period, Seller shall duly and punctually pay and perform all of its obligations under the Leases and Service Contracts.

            (c) At all times during the Contract Period, Seller shall maintain in full force and effect and pay all premiums on any fire and extended coverage or liability insurance policies currently covering the Project.

            (d) If there are any title exceptions other than the Permitted Exceptions, then (i) to the extent such exceptions can be cured by the payment of money not to exceed $50,000 in the aggregate, Seller shall do so or, if Seller so elects, such exceptions shall be satisfied out of the proceeds from this sale, or (ii) with respect to all other exceptions, Seller shall have the right to adjourn the Closing for up to ninety (90) days in which to attempt to cure such defects. If Seller elects not to cure such defects, or fails to do so within such period of time, Buyer shall have the right to proceed with the Closing and take title subject to such exceptions, without reduction of the Purchase Price, or terminate this Agreement by written notice to Seller, in which event the Deposit, together with all accrued interest thereon, shall be returned to Buyer, any documents or other information theretofore delivered to Buyer shall be returned to Seller and thereafter neither party shall have any further rights or obligation hereunder. It is expressly understood that Seller shall cause the existing mortgage in favor of New York Life Insurance Company to be paid off from the proceeds of this sale.

            (e) At no time during the Contract Period shall Seller encumber or permit to be encumbered with any lien or other claim or right, the Project, the Leases or any other rights, appurtenances or property or properties, real or personal, to be conveyed pursuant to this Agreement.

            (f) Seller shall take all actions required of it in order to properly effectuate the purpose and intent of this Agreement; and, without limitation, Seller shall take all actions and make all deliveries required of it at the Closing.

            6.2.  Covenants of Buyer.

            Buyer hereby covenants and agrees with Seller as follows:

             (a) Buyer shall notify Seller in writing of any Service Contracts Buyer does not desire to assume and that is, by its terms, terminable upon written notice from Seller. However, Seller shall assume no responsibility for the termination of any Service Contracts by the Closing Date (and Buyer shall assume any Service Contracts not so terminated) unless Buyer's notice to Seller is given in sufficient time to permit Seller to give any notice of termination required under the terms of such Service Contracts.

            6.3.  Earn Out.



             (a) Suites 6, 7, 29 and 34 of the Project are currently vacant. Such suites together with Suite 26 shall be referred to herein collectively as the "Vacant Space." There shall be withheld from the Purchase Price and deposited in escrow with the Title Insurer, pursuant to an escrow agreement reasonably acceptable to the parties and the Title Insurer, the sum of One Hundred Fifty Thousand Dollars ($150,000), to be held in connection with the Vacant Space and disbursed in accordance with the terms of this section 6.3. The term of the escrow agreement shall commence on the Closing Date and expire on the first anniversary thereof, subject to extension in accordance with subsection 6.3 (e) below.

             (b) Following the Closing, Buyer shall use reasonable, diligent and good faith efforts to lease the Vacant Space, giving preference, if possible, to the Vacant Space over other space in the Project taking into account the size and location of the space required by the tenant, and Seller shall have the right to seek prospective tenants for the Vacant Space, in each case upon terms and conditions consistent with the leasing parameters set forth in Exhibit K hereto (the "Leasing Parameters"). If Seller presents a tenant or tenants for one or more suites of Vacant Space who is willing to enter into a lease which conforms with the Leasing Parameters, who is not related to or affiliated with Buyer or Seller and whose creditworthiness, reputation, experience in the business to be operated at the premises and proposed use of the space are acceptable to Buyer, in its reasonable judgment, Buyer shall use all reasonable and good faith efforts to execute a lease with such tenant. A lease executed in accordance with the foregoing covenants shall be referred to as a "New Lease."

             (c) Upon the execution of a New Lease by landlord and tenant, the parties shall execute written instructions authorizing the Title Insurer to disburse from escrow (i) to the leasing broker or brokers, leasing commissions due and payable in connection with the New Lease, provided that the amount disbursed from escrow shall not exceed five percent (5%) of the total fixed minimum or base rents due during the base term of the New Lease, minus any free rent, rent credits or similar rent concessions,
      (ii) to or as directed by Buyer, the amount of any tenant improvement allowances provided for in the New Lease , not to exceed three dollars ($3.00) per square foot (and Buyer shall be responsible for disbursing same to the tenant pursuant to the terms of the New Lease) and (iii) to Seller the lesser of the "Earn Out Amount" as hereinafter defined or the balance of the funds held in escrow.

             (d) For purposes of calculating the "Earn Out Amount," the term "Effective Rent" shall mean the average annual fixed rent over the term of the New Lease, taking into account the amount of any free rent, rent credits or similar rent concessions but without reduction for tenant improvement allowances and/or leasing commissions. The "Earn Out Amount" shall mean the Effective Rent divided by 0.11 for a particular New Lease.

             (e) Upon Seller's request, no more often than once every two (2) months, Buyer shall provide Seller with written reports as to the status of leasing the Vacant Space, which shall provide a list of potential tenants for each suite, the terms and conditions of each potential lease, the status of any negotiations and the anticipated date of signing a New Lease. If any funds remain undisbursed on the first anniversary of the Closing Date, and if Seller is not entitled to receive all or any portion of such funds as a result of the execution of New Leases in accordance with the foregoing, then the balance held in the escrow account shall be disbursed to Buyer. Notwithstanding the foregoing, if active negotiations are pending with any prospective tenants as of such first anniversary, then Seller shall have the right to extend the term of the escrow agreement, and adjourn the date for disbursement of the balance of the escrowed funds, for one additional ninety (90) day period. If a New Lease is executed during such time, the provisions of Section 6.3 (c) and (d) shall apply.

             (f) Notwithstanding the foregoing, if prior to the Closing Seller leases all or a portion of the Vacant Space in accordance with the Leasing Parameters, the amount of the Purchase Price withheld in escrow (if any) shall be $150,000 minus the Earn Out Amount applicable to such New Lease(s).


      7.  Representations and Warranties of Seller.

      Seller hereby represents and warrants to Buyer as follows, it being expressly understood and agreed that all such representations and warranties shall be true and correct at the date of this Agreement and as of the Closing and shall, except as otherwise expressly provided herein, survive for six (6) months following the Closing. The foregoing period of survival shall not affect or limit any warranties contained in any of the closing documents:

            (a) Seller has good and marketable title to the Project free and clear of all liens, covenants, conditions, restrictions, rights of way, easements and encumbrances of any kind or character whatsoever, except the Permitted Exceptions and such exceptions as will be removed at or prior to Closing. This provision shall not survive the Closing.

            (b) There is no pending litigation or, to Seller's actual knowledge, threatened litigation which does or will affect the Project.

            (c) Seller has not received notice that the Project is in violation of any laws, ordinances, rules and regulations of any government or any agency, body or subdivision thereof bearing on the construction of the Improvements and on the operation, ownership or use of the Project ("Applicable Laws"), and (subject to the environmental conditions described in Section 8 below) to Seller's actual knowledge the Project is not in violation of Applicable Laws. Seller has received notices from Wellington Management, Inc., copies of which are attached hereto as Exhibit L, which have not been cured.

            (d) Except as set forth in the Schedule of Leases, there are no leases affecting all or any portion of the Project, and no person other than the Tenants thereunder has any right of possession to the Project or any part thereof; no rent has been paid in advance by any Tenant; no Tenant has any claim against Seller for any security deposit or other deposits; no Tenant has any defense of off-sets to rent accruing after the Closing Date; Seller has received no notice and has no actual knowledge of any defaults by Seller as landlord or any Tenant thereunder, nor does Seller have actual knowledge of any actions or omissions which, with the giving of notice or passage of time, or both, would give rise to such a default. This representation shall survive, as to each Tenant, until the earlier of (i) six (6) months following the Closing or (ii) delivery of a Tenant Estoppel from such Tenant, but only to the extent that the Tenant Estoppel is consistent in scope and substance with the representations of Seller herein.

            (e) Seller has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of the Seller's assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

            (f) Seller is duly organized and existing and in good standing under the laws of the state of its incorporation; Seller has the full right and authority to enter into this Agreement, consummate the sale, transfers and assignments contemplated herein; and each of the persons signing this Agreement on behalf of Seller is authorized to do so.

            (g) There are no contracts or other agreements for services, supplies or materials, affecting the use, operation or management of the Project other than the Service Contracts.

      Except as expressly set forth herein, Seller has not, does not and will not make any warranties or representations, and Seller specifically disclaims any other implied warranties or warranties arising by operation of law, including, without limitation, any warranty of condition, merchantability, habitability or fitness for a particular purpose or use. Furthermore, Seller has not, does not and will not, except as expressly set forth herein, make any representation or warranty with regard to compliance with any environmental laws. Buyer acknowledges that it is a sophisticated purchaser who is familiar with this type of property, that prior to executing this Agreement it has made, or will have made, such inspections and investigations of the Project as it deemed necessary including, without limitation, review of all documents on file with federal, state and/or local government agencies relating to the Project, the physical and environmental features of the Project, review of the Project Documents set forth on Exhibit J and analysis of the economic and financial aspects of this transaction and that, subject only to the express warranties set forth above or that are contained in the closing documents, Buyer is acquiring the Project "AS IS AND WHERE IS" in its current state and physical condition, subject to normal wear and tear between the effective date of this Agreement and the Closing.

      The term "Seller's actual knowledge" as used herein shall mean the actual knowledge of Seller, based solely upon inquiry of Christopher J. Carbone and/or Joseph B. Dobronyi, who are officers of UBS Asset Management (New York), Inc., and of Seller's property manager, Southeast Centers Management Service Corp.


      8.  Environmental Conditions.

             (a) Without limiting the generality of the foregoing  provisions of
Section 7, Buyer is aware that the Project's soil and ground water have been impacted by dry cleaning solvents and other related Hazardous Material and that such contamination (the "Contamination") has been reported to the Florida Department of Environmental Protection. Seller has delivered to Buyer certain environmental reports prepared by Seller's engineers with respect to the Contamination, and Buyer has reviewed such reports and has caused its own engineers to perform such investigations of the Project as Buyer determined to be appropriate. Buyer, on behalf of itself and its successors, assigns and others claiming by, through and under it, hereby releases, acquits and forever discharges Seller, its predecessors, successors, assigns, heirs, officers, partners, attorneys, accountants, advisors, insurers and representatives, of and from any and all manner of federal state or local action or actions, cause or causes of action in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, interest, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which Buyer may now or at any time have against Seller in connection with or relating to any obligation to remediate the Contamination. Seller shall at no time have any obligation to remediate, abate or otherwise address the Contamination, or to provide to State and/or Federal environmental agencies or authorities any further site assessments or other information with respect to the Contamination, whether during the Contract Period or on or after the Closing. Buyer hereby indemnifies and agrees to hold harmless and defend Seller from and against any and all loss, cost, liability, expense, claims, response costs, damages, interest or fees (including, without limitation, reasonable attorneys fees) which Seller may incur as a result of any claim, demand, suit, proceeding or action brought by any person, entity or governmental agency or authority in connection with or arising out of any obligation to remediate the Contamination. Buyer shall perform all investigations, characterizations, removal or clean-up of the contamination which is demanded, requested or ordered by any federal, state or local governmental agency with oversight authority. Buyer is not releasing or indemnifying Seller for any claims of third parties for personal injury or property damage arising out of any discharge or release of Hazardous Material that occurred prior to the Closing.

             (b) Seller reserves to itself the exclusive right to file, pursue, prosecute, settle, release or otherwise deal with any and all claims, causes of action, rights or remedies that may exist against Dry Clean USA, its predecessors, successors, assigns, parent companies, affiliates, officers, employees, consultants or advisors or any other tenant or occupant of the Project who may be responsible for the environmental conditions described above, whether under the covenants set forth in the Dry Clean USA Lease, or under applicable Federal, State or local law (the "Responsible Party"). Buyer shall, at Seller's request, cooperate with Seller in pursuing any such legal action against the Responsible Party, all at Seller's sole cost and expense, which cooperation shall include, without limitation, giving Seller access to the Project in order to perform any further environmental investigations or studies thereon, giving Seller access to the books and records with respect to the Project, and making available for interview, declaration, affidavit, deposition, trial, arbitration or mediation, any witnesses Seller may call in connection with any such legal action. Access to the Project and the books and records with respect to the Project shall be at reasonable times and upon prior written notice, and Seller shall be obligated to restore any damage caused by the activities of Seller or its agents or consultants, and shall indemnify Buyer against any loss, cost, damage, liability or expense arising from Seller's such activities. At Seller's request, Buyer shall execute a specific assignment of Seller's rights against such Responsible Party in respect of the environmental contamination at the Project, including, without limitation, any rights under any operational or maintenance covenants or indemnifications provided under the Dry Clean USA Lease. Seller shall have no right, nor shall Buyer have any obligation, to terminate, or seek termination of, the Dry Clean USA Lease. Seller shall have no liability whatsoever to Buyer in the event that Dry Clean USA shall, during the Contract Period or on or after the Closing, cease operations at the Project, abandon its premises or terminate its Lease as a result of any such legal action taken by Seller or for any other reason.


      9.  Representations and Warranties of Buyer.

      Buyer hereby represents and warrants to Seller (such representations and warranties to be true and correct at the date of this Agreement and as of the Closing) that (i) Buyer is duly organized and in good standing under the laws of the jurisdiction of its formation, (ii) Buyer has the full right, power and authority to enter into and fully perform its obligations under this Agreement, and (iii) each person signing this Agreement on behalf of Buyer is authorized to do so.


      |10.  Damage or Destruction.

      The risk of loss of or damage to the Project by reason of any insured or uninsured casualty shall be borne by Seller. In the event of any damage to or destruction of the Project or any portion thereof (notice of which shall be given to Buyer by Seller promptly following its occurrence), which damage or destruction can reasonably be repaired or replaced by Seller prior to the Closing Date, Seller shall do so. If the cost of such repair or replacement exceeds $500,000, Buyer may, at its option, by notice to Seller given within thirty (30) days after Buyer is notified of such damage or destruction, (a) unilaterally terminate this Agreement, or (b) elect to continue this Agreement and purchase the Project. In the event of (b) above, or if the cost of repair or replacement is $500,000 or less, Seller shall assign to Buyer at the Closing any insurance proceeds payable in respect of such casualty and Buyer shall be entitled to a credit against the Purchase Price in the amount of any deductible that is applicable under Seller's casualty insurance policy to such casualty.


      11.  Eminent Domain.

      In the event of any threatened, contemplated, commenced or consummated proceedings in eminent domain (notice of which shall be given to Buyer by Seller promptly) respecting all or any material portion of the Project, Buyer may, at its option, by notice to Seller given thirty (30) days after Buyer is notified of such actual or possible proceedings, (a) unilaterally terminate this Agreement, in which event the Deposit together with accrued interest thereon shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, or (b) elect to continue this Agreement, in which event Seller shall, at the Closing, assign to Buyer its entire right, title and interest in and to any condemnation award and Buyer shall have the sole right during the Contract Period to negotiate and otherwise deal with the condemning authority in respect of such matter.


      |12.  Conditions to Closing.



            12.1.  Buyer's Conditions.

            Buyer's obligation to purchase the Project is expressly conditioned upon the following (unless waived by Buyer), and absent satisfaction of same at the Closing Date Buyer may unilaterally and forthwith terminate this Agreement:

             (a) At the Closing Date, no suit, action or other proceedings shall be pending or threatened which seeks, nor shall there exist any judgment the effect of which is, to restrain the purchase and sale of the Project; and

             (b) Seller's representations and warranties set forth herein shall be true and correct in all material respects at the Closing Date; and

             (c) As the Closing Date, the Leases with Publix, Eckerd Drugs and Great Western shall be in full force and effect, and at least 75% of the remaining gross leasable area of the Project shall be leased in accordance with the Schedule of Leases or otherwise in accordance with this Agreement. Except as expressly provided in this subparagraph, Buyer shall have no right to terminate this Agreement, nor shall Buyer be entitled to any credits against the Purchase Price, as a result of any changes in the Leases and/or the Tenants of the Project as of the Closing Date.

            12.2.  Seller's Conditions.

            Seller's obligation to sell the Project is expressly conditioned upon the following (unless waived by Seller) and, absent satisfaction of same at the Closing Date, Seller may unilaterally and forthwith terminate this Agreement: (a) Buyer's representations and warranties set forth herein shall be true and correct at the Closing Date; and (b) Buyer shall be ready, willing and able to deliver the Purchase Price at the Closing.


      13.  Brokerage.

      Each party represents and warrants to the other that it has neither engaged nor employed any broker or finder in connection with the transactions contemplated by this Agreement, other than Sonnenblick-Goldman Company, One Biscayne Tower, 2 South Biscayne Boulevard, Miami, Florida 33131 Attn: Manuel De Zarraga, for whose compensation Seller shall be responsible pursuant to a separate agreement, and each party hereby indemnifies and agrees to hold the other harmless from and against any loss, cost, damage or expense (including reasonable attorneys' fees) by reason of the incorrectness of such representation and warranty. This provision shall survive the Closing.


      |14.  Notices.

      All notices, demands, requests, consents, approvals or other communications (for the purposes of this Section collectively called "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered personally or sent by either registered or certified mail, return receipt requested, postage prepaid or Federal Express or another nationally recognized air courier service, addressed as follows:

                  TO SELLER:

                  Chamanreal Inc., N.V.
                  c/o UBS Asset Management (New York), Inc.
                  1345 Avenue of the Americas
                  New York, NY 10105
                  Attn: Real Estate Asset Management Department

                  with a copy to:

                  Gibson, Dunn & Crutcher, LLP
                  200 Park Avenue
                  New York, NY 10166
                  Attn: Joanne Franzel, Esq.


                  TO BUYER:

                  RRC Acquisitions, Inc.
                  c/o Regency Realty Corporation
                  121 West Forsyth Street
                  Suite 200
                  Jacksonville, FL 32202
                  Attn:  Richard E. Cook

                  with a copy to:

                  Ulmer, Murchison, Ashby & Taylor
                  200 West Forsyth Street
                  Suite 1600
                  Jacksonville, FL 32201
                  Attn:  William E. Scheu, Esq.


      or such other address as such party shall have specified most recently by like Notice. Notices mailed as provided herein shall be deemed given on the third New York business day following the date so mailed.


      15.  Counterparts.

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.


      |16.  Governing Law.

      This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Florida applicable to agreements made and to be performed wholly within the State of Florida.


      17.  Entire Agreement.

      This Agreement (including the Exhibits attached here) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto. This provision shall survive the Closing.


      18.  Attorneys' Fees.

      Should either party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.


      19.  Titles and Headings.

      Titles and headings of Articles and Sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.


      20.  Non-Waiver of Rights.

      No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.


      21.  Exhibits.

      Each of the Exhibits referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.


      22.  Pronouns; Joint and Several Liability.

      All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular of plural, as the identity of the parties may require. If the Buyer consists of two or more parties, the liability of such parties shall be joint and several.


      23.  Further Assurances.

      Seller and Buyer each agrees to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby.


      24.  No Assignment.

      Buyer shall have no right to assign this Agreement or its rights hereunder without the express written consent of Seller. A sale of a controlling interest in the shares or partnership interests of Buyer shall be deemed an assignment for purposes of this Agreement. Notwithstanding the foregoing, Buyer shall have the right to assign this Agreement to, or to designate as the grantee under the Deed, an entity controlled by, controlling or under common control with Buyer, where "control" means the capacity to control the business operations and policies of the entity, whether by share ownership, contract or otherwise.


      |25.  Time of Essence.

      Time is of the essence of each and every term, condition and particular of this Agreement.


      26.  Radon Gas.

      Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in the state in which the Property is located. Additional information regarding radon and radon testing may be obtained from the county public health unit.

      IN WITNESS WHEREOF, the Seller and Buyer have duly executed this Agreement as of the day and year first above written.

SELLER:                              BUYER:

C. M. WELLINGTON TOWN SQUARE         RRC ACQUISITIONS, INC.,
LIMITED PARTNERSHIP,                 a Florida corporation
an Illinois limited partnership

By:  C. M. General, Inc.,            By:_____________________________
       a Delaware corporation, its        Name:
general                                   Title:
       partner

By:_____________________________
     Name:
     Title:

By:_____________________________
     Name:
     Title:

                                    EXHIBIT K


                               LEASING PARAMETERS

       1. Fixed minimum or base rent: No less than $14 per square foot of net rentable area

       2.Common Area Maintenance (which shall include reasonable and customary management fees), Insurance and Real Estate Taxes to be paid prorata by tenant.

       3.    Term:  No less than 3 years

       4.    Free Rent: No more than 3 months following substantial completion

       5.    Tenant Improvement Allowance: No more than $3.00 per square foot

       6.    The lease shall be on Buyer's standard form for the Project.

       7.The tenant  shall not have  received  any  inducements  to execute  the lease other than free rent and/or tenant improvement allowance consistent with these Leasing Parameters, and other concessions which are customarily given by prudent landlords in leasing space in shopping centers comparable to and within the vicinity of the Project.

NA962760.012/20+